Exhibit (j) under Form N-1A
                                            Exhibit (23) under Item 601/Reg. S-K




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Post-Effective Amendment No. 18 to Registration Statement No. 811-6269 of Cash Trust Series II of our report dated July 20, 2004, appearing in the annual report to shareholders for the year ended May 31, 2004, of Municipal Cash Series II and Treasury Cash Series II and to the references made to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information, both of which are part of such Registration Statement.

DELOITTE & TOUCHE LLP

Boston, Massachusetts,
July 29, 2004